Exhibit 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 30, 2007, accompanying the consolidated financial statements and schedules included in the Annual Report of ICF International, Inc. on Form 10-K for the year ended December 31, 2006. We hereby consent to the incorporation by reference of said report in the Registration Statement of ICF International, Inc. on Form S-8 (File No. 333-137975, effective October 13, 2006).

/s/ Grant Thornton LLP

McLean, Virginia

March 30, 2007